EXPLANATORY NOTE

This Post-Qualification Amendment No. 1 (this “Post-Qualification Amendment No. 1”) to the Offering Statement on Form 1-A (File No. 024-12507) (the “Offering Statement”), as originally qualified by the Securities and Exchange Commission (“SEC”) on October 4, 2024, is being filed to extend the Offering Statement for an additional period of (1) year, to update the financial statements, and to update certain other information in the Offering Statement.

The information included in this filing amends the Offering Statement and the offering circular contained therein. No additional securities are being qualified under this Post-Qualification Amendment No. 1 and no material changes are being made to the Offering Statement, other than to extend the offering and include updated financial statements.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A POS Offering Circular

Regulation A Tier 2 Offering

Offering Circular

For

PRC EQUITY FUND I, LLC

A Nevada Limited Liability Company

October 3, 2025

SECURITIES OFFERED	:	Equity in the form of LLC membership interests denominated as Class A Interests.
MAXIMUM OFFERING AMOUNT	:	$75,000,000.00 for 75,000.0 Class A Interests
MINIMUM OFFERING AMOUNT	:	$1,000,000.00 for 1,000.0 Class A Interests
MINIMUM INVESTMENT AMOUNT	:	$5,000.00 for 5.0 Class A Interests per Investor
CONTACT INFORMATION	:	PRC Equity Fund I, LLC 701 Highlander Blvd., Suite 350 Arlington, Texas 76015 Phone: (682) 518-9416

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

PRC Equity Fund I LLC is a Nevada limited liability company formed on May 22, 2024 (the “Company” or “Issuer”) for the purposes of developing, building and operating multi-family and student-housing projects, acquiring commercial real estate assets, and underwriting loans secured by commercial real estate throughout the United States.

The Company intends to initiate operations by funding real estate development opportunities similar to the Manager’s existing relationship with the Texas A&M University System where the goal is to enter into a “Master-Lease” agreement between the Company and the Texas A&M University Systems whereby the Texas A&M University System leases units within a Company property, or possibly the whole property, for the purpose of providing on- and/or off-campus housing for its students. The Texas A&M University System consists of eleven (11) universities, eight (8) state agencies and the RELLIS Campus located in Brazos County, Texas. Upon stabilization of the Company’s developed assets, the Company plans to sell the assets to institutional investors or in some cases, the Company may decide to sell the business operations to a national non-profit organization and retain the real property (land) and proceed to lease the land to the business-acquiring non-profit, creating a continuous cash flow stream in the form of ground lease revenue.

The Company is offering by means of this offering circular (the “Offering Circular”), equity in the form of Class A LLC membership interests denominated as Class A Interests (the “Interests,” or in the singular, a “Interest”) on a best-efforts basis to those who meet the investor suitability standards (the “Investor(s)”) as set forth herein. See “Investor Suitability Standards” below.

The minimum investment amount per Investor is five thousand dollars ($5,000.00), in exchange for five (5.0) Class A Interests. The Company may in the future, in sole discretion of Manager, investigate methods or vehicles in which investors in the Company may be provided with limited liquidity opportunities such as an alternative trading system or redemption. Investors in the Company should understand that an investment in the Company is a long-term investment and there currently exists no market for the Class A Interests and no market is anticipated in the near future.

The Company is managed by PRC, Incorporated, a Texas corporation (the “Manager”) and the Manager’s Officers are Charles Williams, CEO. The Company intends to use the proceeds of this Offering (the “Proceeds”) to fund the purchase of land for the development and construction of multi-family and student-housing projects, acquisition of commercial real estate properties, underwrite debt instruments secured by commercial real estate throughout the United States, and providing working capital to the Company.

Sales of the Interests pursuant to this Regulation A Tier 2 Offering (the “Offering”) will commence immediately upon qualification of this Post-Qualification Amendment No. 1 by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate, (b) the date upon which all Class A Interests have been sold, or (c) exactly 12 months after the Effective Date (the “Offering Period”).

The Company will offer Interests via the website www.prcequityfund.com (the “Platform”) on a continuous and ongoing basis Texture Capital, Inc., a FINRA broker-dealer, will act as the administrative broker-dealer for this Offering. Proceeds from this Offering will be held in escrow until the Minimum Offering Amount is met. The escrow account is administered by Enterprise Bank and Trust. As of the date of this Offering Circular, the Company has engaged KoreTransfer USA, LLC as transfer agent for this Offering. See “Plan of Distribution” below.

Persons who purchase Class A Interests will be members of the Company subject to the terms of the Operating Agreement of the Company (“Members” or in the singular a “Member”) and will hereinafter be referred to as “Investors” or in the singular an “Investor.” The Company intends to use the Proceeds to commence operations of the Company. The acceptance of Investor funds may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. There are no selling securityholders in this Offering.

Prior to this Offering, there has been no public market for the Interests, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does have plans to list any Interests on the Texture Capital Alternative Trading System. The Manager and Affiliates will receive compensation and income from the Company and these transactions may involve certain conflicts of interest. See “Risk Factors,” “Compensation of Officers and the Manager” and “Conflicts of Interest” below. Investing in the Interests is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. See “Risk Factors” below. There are material income tax risks associated with investing in the Company that prospective investors should consider. See “Federal Tax Treatment” below.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Interests immediately upon qualification of the Offering by the SEC. The Company estimates that sales will commence during Q4 – 2024.

OFFERING PROCEEDS TABLE

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company***	Proceeds to other Persons****
Amount to be Raised per Unit	$1,000.00	1%	$990.00	$10.00
Minimum Investment Amount Per Investor	$5,000.00	1%	$4,950.00	$50.00
Minimum Offering Amount	$1,000,000.00	1%	$990,000.00	$10,000.00
Maximum Offering Amount	$75,000,000.00	1%	$74,250,000.00	$750,000.00

*The Offering price to Investors was arbitrarily determined by the Manager.

** The Company is not using an underwriter for the sale of the Interests. The commissions listed are those for Texture Capital, Inc. (“Texture”), a FINRA broker-dealer, acting as an administrative broker-dealer for this Offering on a best-efforts basis. Texture will receive a one percent (1%) commission on the sales of the Interests and a five percent (5%) Direct Sales commission for capital directly raised by the effort of Texture up to $20,000,000 of Interests, Direct Sales commission not to exceed $1,000,000, for a total sales compensation amount to Texture not to exceed $1,750,000.

*** Class A Interests will be offered and sold directly by the Company, the Company’s Manager and the Company Manager’s respective Directors, Officers and employees. No commissions for selling Class A Interests will be paid to the Company, the Company’s Manager or the Company Manager’s respective Directors, Officers or employees.

**** There are no selling securityholders in this Offering.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Operating Agreement, a copy of which is attached hereto as Exhibit 3 and should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail and control, and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying document.

The Company intends to operate in Arlington, Texas. See “Description of the Business” below.

COMPANY INFORMATION AND BUSINESS	PRC Equity Fund I, LLC is a Nevada limited liability company with a principal place of business located at 701 Highlander Blvd., Suite 350, Arlington, TX 76015. Through this Offering, the Company is offering equity in the Company in the form of Interests on a “best-efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein See “Investor Suitability Standards.” As further described in the Offering Circular, the Company has been organized for the specific purpose of identifying and purchasing a diverse portfolio of real estate assets and generating income streams from managing segments of the real property portfolio and realized capital appreciation after disposition of a real property asset.
MANAGEMENT	The Company is a manager-managed limited liability company. The Manager is an Affiliate, PRC, Incorporation, a Texas Corporation. The investment decisions and day-to-day management of the Company is vested in the Manager and the Officers of the Manager, including Charles Williams, CEO.
THE OFFERING	This Offering is the first capital raise by the Company in its history. The Company is exclusively selling equity in the form of LLC membership interests, denominated into Class A Interests. The Company will use the Proceeds of this Offering to begin operations and execute the Company’s business plan.
SECURITIES BEING OFFERED

The Class A Interests are being offered at a purchase price of $1,000.00 per Class A Interest. The Minimum Investment is $5,000.00 for five (5.0) Class A Interests per Investor. Upon purchase of the Interests, a Member is granted certain rights detailed in the “Securities Being Offered” section below.

The Interests are non-transferrable except in limited circumstances, and no market is expected to form with respect to the Interests.

COMPENSATION TO MEMBERS/MANAGER

Neither the Manager nor existing Class B Interest Members of the Company will be compensated through commissions for the sale of the Interests through this Offering.

The Manager will be compensated by the Company through an Acquisition/Pre-Development Fee, a Project Development Fee, a Disposition Fee, and an Asset Management Fee. As a Class B Member, the Manager will also receive thirty percent (30%) of the Company’s distributable cash. See “Compensation of the Manager and Affiliates” below.

PRIOR EXPERIENCE OF COMPANY MANAGEMENT	The Manager, PRC, Incorporated, was formed in December 8, 2018. However, the principal officer of the Manager, Charles Williams, is an experienced real estate professional and has successfully engaged in related real estate transaction, development and management activities in excess of thirty (30) years.
INVESTOR SUITABILITY STANDARDS

The Class A Interests will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser.” A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described below.

Each person purchasing Class A Interests will become Members of the Company and subject to the terms of the Operating Agreement, a copy of which is provided in Exhibit 3.

Each person or entity acquiring Class A Interests may be required to represent that he, she, or the entity is purchasing the Interests for his, her, or its own account for investment purposes and not with a view to resell or distribute these securities.

Each prospective Purchaser of Class A Interests may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Class A Interests is an Accredited Investor, if such is claimed by the prospective Purchaser or Investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Interests. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Interests cannot be more than ten percent (10%) of the greater of the purchaser’s (1) annual income or net worth, if purchaser is a natural person; or (2) revenue or net assets for the prospective Purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-natural persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A (17 CFR 230.251(d)(2)(i)(C)) before purchasing the Interests.

COMMISSIONS FOR SELLING Membership SHARES

The Class A Interests will be offered and sold directly by the Company, the Manager, and the Manager’s Directors, Officers, and employees. No commissions will be paid to the Company, Manager, Manager’s Directors, Officers, or employees for selling the Class A Interests.

Texture Capital, Inc. (Texture), a FINRA broker-dealer, will act as an administrative broker-dealer for this Offering on a best-efforts basis. Texture will receive a one percent (1%) commission on the sales of the Interests and will receive five percent (5%) Direct Sales commission on the capital directly raised from its efforts, up to a maximum of $20,000,000, for a total sales compensation to Texture not to exceed $1,750,000. See “Plan of Distribution” section below.

NO LIQUIDITY	There is no public market for the Class A Interests, and none is expected to develop. Additionally, the Class A Interests will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. See “Risk Factors” and “Securities Being Offered” below. The Company will not facilitate or otherwise participate in the secondary transfer of any Class A Interests. Prospective Purchasers and Investors are urged to consult their own legal advisors with respect to secondary trading of the Interests. See “Risk Factors” below.
CONFLICTS OF INTEREST

Owners of the Manager of the Company are also owners and managers for one or more Affiliates, including the property management company that will manage the Company’s real estate assets. Additionally, the Manager will own 30% of the equity in the Company through ownership of all Class B Interests.

COMPANY EXPENSES

Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the costs associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the acquisition, holding, developing, leasing, and management of real estate property, the costs and expenses associated with the disposition of real estate property, and the costs and expenses of any other Company business activities.

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “prospective,” “believes,” “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Interests of the Company pursuant to the Subscription Agreement, attached hereto as Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the purchaser of the Interests to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Interests pursuant to this Offering, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Interests, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Interests less any costs incurred by the Company in the initial execution of the null purchase and any costs incurred by the Company in returning the Investor’s funds. These costs may include any transfer fees, sales fees/commissions, or other fees paid to transfer agents or brokers.

The Company’s Interests are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include:

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

(ii) All other Investors so long as their investment in the Company’s Interests does not represent more than ten percent (10%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Interests are offered hereby and sold to Investors that meet one of the two categories above, to qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions:

1) An Accredited Investor, in the context of a natural person, includes anyone who:

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year or

(ii) Has a net worth over $1,000,000, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include:

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisors Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) under the Investors Advisers Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) Any director or executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(v) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of the Securities Act;

(vi) Any entity in which all of the equity owners are Accredited Investors as defined above;

(vii) Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

(viii) Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1):

a.	With assets under management in excess of $5,000,000;
b.	That is not formed for the specific purpose of acquiring the securities offered; and
c.	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

(ix) Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements defined in the immediately preceding criterion and whose prospective investment in the issuer is directed by such family office pursuant to the “family office” sub-criterion (c) above; and,

(x) Any entity, of a type not listed in criteria (i), (ii), (iii), (v) or (vi) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 where “investments” for the purposes of this criterion is defined in Rule 2a51-1(b) under the Investment Company Act (17 CFR 270.2a51-1(b)).

RISK FACTORS

The Company commenced preliminary business development operations on May 22, 2024 and is organized as a limited liability company under the laws of the State of Nevada. Accordingly, the Company has only a very limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of real estate and operation of a multi-family or student-housing communities, acquiring and managing commercial real estate properties, as well as underwriting and managing secured-debt instruments, in these individually competitive industries. There is a possibility that the Company could sustain losses in the future.

There can be no assurances that the Company will operate profitably. An investment in the Class A Interests involves a number of risks. Investors should carefully consider the following risks and other information in this Offering Circular before purchasing Interests. Without limiting the generality of the foregoing, Investors should consider, among other things, the following risk factors:

Inadequacy Of Funds

Gross Offering Proceeds up to seventy-five million dollars ($75,000,000.00) may be realized. Management believes that such Proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of its business plan for the acquisition and development of multi-family or student-housing properties, acquire commercial real estate properties, and manage secured-debt instruments. If only a fraction of this Offering is sold, or if certain assumptions contained in Company Manager’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need debt financing or other capital investment to fully implement its business plans. Furthermore, if the funds raised through this Offering are inadequate, the percentage ownership of an Investor may be reduced in the future if the Company is required to raise additional capital through the issuance of additional units with rights and preferences as determined in the sole discretion of the Company. Lastly, if less than the Minimum Offering is received by the Company, the Company will return all the Proceeds to the prospective Purchasers and thereby not retain any funds to operate or implement its business plan.

Dependence On Management

In the early stages of development, the Company’s business will be significantly dependent on the experience, knowledge, skills and abilities of Company’s Manager, PRC, Incorporated, which is led by Charles Williams. The loss of Charles Williams for any reason could have a material adverse effect on the Company.

Limited Operating History Which Makes Future Performance Difficult to Predict

The Company has a very limited operating history. You should consider an investment in Class A Interests of this Offering in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in our bankruptcy or other event which would have a material adverse effect on us and our Investors. There can be no assurance that Company will achieve our investment or operating objectives.

Investors Should Seek Their Own Independent Counsel

Investors in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and Affiliates. (See “Conflicts of Interest” below.)

Company is Not Subject to Sarbanes-Oxley Regulations and May Lack the Financial Controls and Procedures of Public Companies

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes-Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations and financial conditions.

Sensitivity to General Economic Conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s real estate assets, cause an increase in vacancy rates, cause a reduction in rental rates or purchase prices for residential or commercial property, increase maintenance and management costs, and reduce overall demand for Company products or services. The Company has no control over these general economic conditions and changes.

Possible Fluctuations in Company Operating Results

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including many factors that are not in the control of the Company. Some factors that may contribute to operating result fluctuations include, but are not limited to: purchasing patterns of students or the general public; student-living amenity demands; competitive substitute-residential unit pricing; debt service requirements; debt principal-reduction payments, real estate market variances in sales prices, capitalization rates, and future rental rates; market rates may negatively affect property values; credit risks that property residents may default on payments; elevated vacancy rates; potential liabilities associated with accidents that could happen on the premises of any Company-related property; inability to obtain favorable financing; market illiquidity for Company assets; and general economic conditions. Consequently, Company revenues and expenses may vary by fiscal quarter, and the Company’s operating results may experience fluctuations.

Risks of Borrowing and Indebtedness

Since Company is likely to incur or utilize debt in the execution of the business plan, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. There is no guarantee that Company will be able to refinance outstanding indebtedness or refinance the indebtedness at terms that are advantageous or acceptable to Company. Typical loan agreements also might contain restrictive covenants which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of owners of the Company. A judgment creditor would have the right to foreclose on any of Company’s assets resulting in a material adverse effect on its business, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Unanticipated Obstacles to Execution of The Business Plan

The Company’s business plan will initially focus on the student-housing needs of the Texas A&M University System and that may change. The Company’s primary business endeavor of developing housing for students is capital intensive and may be subject to statutory or regulatory requirements. Company’s Manager believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s Manager and advisors. Manager reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as To Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under the “Use of Proceeds” section. The Company and Company’s Manager reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Members in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Manager with respect to application and allocation of the net proceeds of this Offering. Investors in the Interests offered hereby will be entrusting their funds to the Company’s Manager, upon whose judgment and discretion the investors must depend.

Control By Management and Exclusive to Manager

The Company’s Manager and its Directors, Officers and employees have full and complete managerial control on the investment decisions and day-to-day activities of the Company. Investors in this Offering will have no control in determining the investment strategies implemented by Manager, the operations or any of the day-to-day activities of the Company. The Manager may change investment strategies or operations from time-to-time at the sole discretion of the Manager without input of Investors and no assurances can be given that such a change in investment strategy or operations would not be adverse to the interests of the Investors. The Operating Agreement specifically authorizes the Company’s Manager to execute any document or instrument of any kind which it may deem appropriate to carry out the business of the Company without being required to obtain any Limited Member’s consent or authorization. Further, Limited Members have no right to take part in the conduct or control of any business matter of the Company.

Company's Success Depends on Performance of Co-Investors, Partners, Distributors, Contractors and Suppliers

The Company will be dependent on our co-investors, corporate partners, distributors, contractors and suppliers during the execution of the business plan. The loss of or lack of performance by the Company’s co-investors, corporate partners, distributors, contractors or suppliers that provide key products or services associated with the development, construction or operation of a Company property could harm the Company's business, financial condition, cash flow and performance. In the event a project co-investor is unable to timely provide funds in accordance with any investment agreements or construction contracts, Company may be required to provide additional funds to a project or possibly lose its investment in the project if funds are not available and the project is abandoned. Similarly, in the event that a key supplier of either labor or products to the operations of a student-living community were to be unable to perform their duties, Company may experience increased expenses or possibly the inability to operate until the labor or products are replaced. Loss of or non-performance of a co-investor, corporate partner, distributor, contractor or supplier may cause adverse material effect on Company operating results and financial condition. Consequently, you should not invest in the Company unless you are willing to entrust the Company Manager’s selection of co-investors and the selection and contracting of corporate partners, contractors and suppliers to provide key products and services to the Company properties.

Damage to Reputation Could Negatively Impact our Business, Results of Operations and Financial Condition

The Company’s reputation and the quality of our brand, operations and properties are critical to our business success and will be critical to our future success as we form and enter into new projects and markets. Any incident that erodes confidence in the Company’s brand, operations or properties could significantly reduce the Company's value and damage our business and future business opportunities. We may be adversely affected by any negative publicity, regardless of its source or accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction. The costs to the Company to correct inaccuracies or attempt to repair any reputational damage to Company’s brand, operations or properties may be significant and require expenditure over an unknown duration. Reputational damage could result in a material adverse effect on the Company’s operating results and financial condition.

Investors Will be Unable to Evaluate Company’s Property Asset Portfolio Prior to Investment

The Company does not own any real property assets prior to or at the time of this Offering. None of the specific real property assets in which the Company will invest in or develop are identified at this time; therefore, any potential Investor is unable to review and evaluate the Company’s property assets portfolio to determine whether to invest in the Company. However, the general business goals of the Company are to invest in real properties as further described herein. The Company may later have a specific, identifiable portfolio of real property which Investors may be able to review in accordance with the terms and conditions of the Company’s Operating Agreement.

Company Possesses Right to Change and Mix its Investment Profile

The Company and Company’s Manager reserves the right, in the sole and absolute discretion of Manager, to modify, change or revise its typical investment profile and the mix of real properties that the Company invests in or otherwise participates in the development of, and accordingly, Investors have no guarantee, and should not assume that the real property-class mix, investment mix and profile of the Company will not change substantially over time.

Company Property Portfolio May Not Be Diversified

The Company’s potential profitability and our ability to diversify our investments may be limited, both geographically and by the type or size of real properties acquired. We will be able to purchase real property or develop additional property only as additional funds are raised to execute the Company’s business plan. Given the limited number of real property assets in the geographic areas we are targeting, our properties may not be well diversified either geographically or by real property class, and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes. Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the geographic region in which our properties are located and in the market for the class of real estate properties we own, such conditions could result in a material adverse effect on the Company’s operating results and financial condition.

Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire his, her or their Interests for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Class A Interests. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from the Company, limitations on the percentage of Interests sold and the manner in which they are sold. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the Interests and no market is expected to develop. Consequently, owners of the Interests may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

Broker Dealer Sales of Interests

The Company’s Class A Interests are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. No assurance can be given that the Class A Interests of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the Company’s Class A Interests are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may also affect the ability of Investors to sell their Class A Interests in the secondary market.

Long Term Nature of Investment in Company

An investment in the Class A Interests may be long term and illiquid. As discussed above, the offer and sale of the Class A Interests will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing the Class A Interests for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Class A Interests must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

No Current Market for Interests

There is no current market for the Class A Interests offered in this Offering and no market is expected to develop in the near future.

Offering Price

The price of the Class A Interests offered has been arbitrarily established by the Company, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price of Class A Interests bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

Compliance With Securities Laws

The Class A Interests are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Nevada securities laws, and other applicable state securities laws. If the sale of Class A Interests were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Class A Interests. If a number of purchasers were to obtain rescission, the Company would face significant financial demands which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Lack Of Firm Underwriter

The Class A Interests are offered on a “best efforts” basis by the Company, Company’s Manager and the Company Manager’s Directors, Officers and employees without compensation and on a “best efforts” basis through a FINRA registered broker-dealer via a Participating Broker-Dealer Agreement with the Company. Accordingly, there is no assurance that the Company, Company’s Manager or any FINRA broker-dealer, will sell the maximum Class A Interests offered or any lesser amount.

The U.S. Securities and Exchange Commission (SEC) Does Not Pass Upon the Merits of the Securities or the Terms of the Offering, Nor Does It Pass Upon the Accuracy or Completeness of any Offering Document or Literature

You should not rely on the fact that a Form 1-A, filed by the Company to the SEC providing notice of an exempt offering of securities under Regulation A of the Securities Act, is accessible through the U.S. Securities and Exchange Commission’s EDGAR filing system as an approval, endorsement or guarantee of compliance as it relates to this Offering.

Projections: Forward Looking Information

The Company’s Manager has prepared projections regarding the Company’s anticipated financial performance. The Company’s projections are hypothetical and based upon factors influencing the business of the Company. The projections are based on the Company Manager’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company’s independent accountants. These projections are based on several assumptions, set forth therein, which the Company’s Manager believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond the Company Manager’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales, revenues and costs are necessarily speculative in nature.

In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s target market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While the Company’s Manager believes that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

The Company’s Success Will Depend Upon the Acquisition and Development of Real Estate by Manager, and Manager May be Unable to Consummate Land Acquisition or Development on Advantageous Terms, and the Developed Properties May Not Perform as Expected

The Company intends to acquire, develop, and lease, operate and potentially dispose of real estate assets. The acquisition of real estate entails various risks, including the risks that the real estate assets may not perform as expected, that Company or Manager may be unable to quickly and efficiently integrate assets into its existing operations and the cost estimates for the development, construction, lease, operation or sale of a property may prove inaccurate. These risks may result in a material adverse effect on Company’s business, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Reliance on Manager to Select Appropriate Properties and Investments

The Company’s ability to achieve its investment objectives is dependent upon the performance of the Company Manager’s team in the selection of appropriate real property for acquisition or investment and the development and operation of real estate properties. Investors in the Class A Interests offered will have no opportunity to evaluate the terms of any proposed real property transactions or other economic or financial data concerning Company’s investments. Investors in the Class A Interests must rely entirely on the Manager’s knowledge, skill and ability and Manager’s Members, Officers, employees and advisors in their processes related to real property selection and investment.

Competition May Decrease Revenues, Increase Costs and Decrease Rates of Return

The Company may experience competition from other developers of student-housing and multi-family residential communities and other sophisticated investors in those competing real-property developers and investors. Competition may increase the costs of land, labor and materials for Company investments and decrease the intended lease rates or the potential return on investment of real estate assets developed or owned by the Company. Further, competition for suitable real property, experienced labor and building materials may increase direct- and indirect-costs to the Company while engaged in developing, constructing, repairing or maintaining real property. Competition could result in a material adverse effect on the Company’s operating results and financial condition.

Delays in Property Development, Construction or Operations

Delays the Company and Company’s Manager may encounter in the development of student-housing or multi-family residential properties or any type of real property include government-related delay such as the permitting, inspection or certificate-of-occupancy processes; construction-related delays such as weather, adverse site conditions and material- or labor-supply disruptions; and finance-related delays such as extended due diligence processes, funding and closing procedures. Delays in initiating or completing any development or renovation project or the operations of a Company property could adversely affect the Company, which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Environmentally Hazardous Property

Under various Federal, State, City and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be developed, used or businesses may be operated, and these restrictions may require additional or unanticipated expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the development and ownership of its properties, Company may be potentially liable for such environmental-related costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of Company which in turn would result in a material adverse effect on the Company’s operating results and financial condition.

Manager’s Discretion in the Future Disposition or Company’s Exit of Properties

The Company’s Manager cannot predict with any certainty the various market conditions affecting any Company real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the of Company’s properties, the Company cannot assure the Investor that Company will be able to sell its properties at a profit in the future. Accordingly, the timing of refinancing or liquidation of any of the Company’s real estate investments will be dependent upon fluctuating market conditions, which in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Real Estate Investments are Not as Liquid as Other Types of Assets, Which May Reduce Economic Returns to Investors

Real estate investments are not as liquid as other types of investments, and this lack of liquidity may limit Company’s ability to react promptly to changes in economic, financial, investment or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. Thus, Company’s ability at any time to sell assets may be restricted. This lack of liquidity may limit the Company’s ability to vary its portfolio promptly in response to changes in economic financial, investment or other conditions and, as a result, could adversely affect the Company’s financial condition, results of operations, and cash flows.

Company May be Unable to Lease or Sell a Property If /When it Decides to Do So

Company Manager’s ability to lease or sell properties on advantageous terms depends on factors beyond the Company’s or Manager’s control, including but not limited to competition from other sellers and the availability of attractive financing for potential buyers of the properties Company acquires. The Company cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future leasing conditions or disposition of the properties Company acquires, the Company cannot assure its Members that Company will be able to lease units within or sell such properties at a profit in the future. Accordingly, the extent to which the Company’s Members will receive cash distributions and realize income from leasing activities or potential appreciation on Company’s real estate investments will be dependent upon fluctuating market conditions. Furthermore, Company may be required to expend funds to correct defects or to make improvements before individual units in a Company property can be leased or a Company property can be sold. Company cannot assure Members that it will have funds available to correct such defects or to make such improvements. In developing a property, Company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict Company’s ability to sell a property, which in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Illiquidity of Real Estate Investments Could Significantly Impede Company’s Ability to Respond to Adverse Changes in the Performance of the Company

Since real estate investments are relatively illiquid, Company’s ability to promptly sell its assets in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in, or even the lack of an established market for a specific property or class of real property, changes in the financial condition or prospects of prospective purchasers, changes in local, regional national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the Companu property is located. Company may be unable to realize its investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

The Terms of New or Renewal Leases May Result in a Reduction in Income and Valuation

The terms of new or renewal leases may be less favorable to Company than the initial or prior lease terms. Certain significant expenditures that Company, as a landlord, may be responsible for, such as loan payments, real estate taxes, utilities and maintenance costs generally are not reduced as a result of a reduction in rental revenues. If lease rates for new or renewal leases are substantially lower than those for the previous leases, Company’s rental income might suffer a significant reduction. Additionally, Company may not be able to sell the property at the price, on the terms or within the time frame it may seek. Accordingly, the timing of liquidation of Company assets and the extent to which the Company may receive distributions and realize potential appreciation on Company’s real estate investments may be dependent upon fluctuating market conditions. The price Company obtains from the sale of a property will depend upon various factors such as the property’s operating history, demographic trends in the property’s locale and available financing for, and the tax treatment of, real estate investments. Company may not realize significant appreciation and may even incur losses on its properties and other investments. The recovery of any portion or all of an Investor’s investment and any potential return thereon will depend on the amount of net proceeds the Company is able to realize from the leasing of units within or a sale or other disposition of Company properties. Changes in lease terms or lease rates at Company real properties could result in a material adverse effect on the Company’s operating results and financial condition.

Company Expects to Invest in Properties Operating in a Regulated Environment

Company expects to invest in real properties related to and the development of student-living communities that when being constructed, and thereafter operating, are subject to a wide range of Federal, State, and local laws and regulations. The student-living communities in which the Company intends to invest are regulated by government entities and rules including, but not limited to, building departments and construction codes, health codes, potential food or pool safety inspections, hazardous material identification and storage, and various personnel licensing requirements. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against the Company, which may adversely impact the Company’s property, business, results of operations and financial condition.

Property Acquired by Company May Have Liabilities or Other Encumbrances

Company intends to perform appropriate due diligence for each property or other real estate-related investments it acquires. Company also will seek to obtain appropriate representations and indemnities from sellers in respect of such properties or other investments. Company may, nevertheless, acquire properties or other investments that are subject to uninsured liabilities or that otherwise have encumbrances affecting their value. In some instances, Company may have only limited or perhaps even no recourse for any such liabilities or other problems or issues or, if Company has received indemnification from a seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, Company could be required to resolve or cure any such liability or other encumbrances, and such expenses could have an adverse effect on Company’s cash flow available to meet other expenses or to make other investments for the Company, which in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Company’s Investments May be Subject to Risks from the Use of Borrowed Funds

Company expects at various times during business plan execution to develop or acquire real property by borrowing funds. Company may also incur or increase its indebtedness by obtaining loans secured by certain properties in order to use the proceeds for further development of the Project. In general, for any particular property, Company will expect that the property’s cash flow will be sufficient to pay the cost of its mortgage indebtedness, in addition to the operating and related costs of the property. However, if there is insufficient cash flow from the property, Company may be required to use funds from other sources to make the required debt service payments, which generally would reduce the amount available for distribution to the Company, which in turn would reduce the amount of distributions made to Investors. The incurrence of mortgage indebtedness increases the risk of loss from Company’s investments since one or more defaults on mortgage loans secured by its properties could result in foreclosure of those mortgage loans by the lenders with a resulting loss of Company’s investment in the properties securing the loans. For tax purposes, a foreclosure of one of Company’s properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by the mortgage. If that outstanding balance exceeds Company’s tax basis in the property, Company would recognize a taxable gain as a result of the foreclosure, but it would not receive any cash proceeds as a result of the foreclosure transaction. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

Mortgage loans or other financing arrangements with balloon payments in which all or a substantial portion of the original principal amount of the loan is due at maturity, may involve greater risk of loss than those financing arrangements in which the principal amount of the loan is amortized over its term.

At the time a balloon payment is due, Company may or may not be able to obtain alternative financing on favorable terms, or at all, to make the balloon payment or to sell the property in order to make the balloon payment out of the sale proceeds. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts Company may be able to distribute to its Investors, including the Company, could be reduced, which in turn would reduce the amount available to the Company to distribute to Investors. If interest rates are higher when Company obtains replacement financing for its existing loans, the cash flows from its properties could be materially reduced, which in turn would reduce the amount available to the Company to distribute to Investors. In some instances, Company may only be able to obtain recourse financing, in which case, in addition to the property or other investments securing the loan, the lender may also seek to recover against Company’s other assets for repayment of the debt. Accordingly, if Company does not repay a recourse loan from the sale or refinancing of the property or other investment securing the loan, the lender may seek to obtain repayment from one or more of Company’s other assets. These risks from utilizing indebtedness in Company operations could result in a material adverse effect on the Company’s operating results and financial condition.

Uninsured Losses Relating to Real Property May Adversely Affect Company Performance

Company’s Manager will attempt to assure that all of Company’s properties are comprehensively insured (including liability, fire, and extended coverage) in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, to the extent of any such deductible and/or in the event that any of Company’s properties incurs a casualty loss which is not fully covered by insurance, the value of Company’s assets will be reduced by any such loss. Also, certain types of losses, generally of a catastrophic nature, resulting from, among other things, earthquakes, floods, hurricanes or terrorist acts may not be insurable or even if they are, such losses may not be insurable on terms commercially reasonable to Company. Further, Company may not have a sufficient external source of funding to repair or reconstruct a damaged or total loss of a property; there can be no assurance that any such source of funding will be available to Company for such purposes in the future. Uninsured losses to one or more Company properties could result in a material adverse effect on the Company’s operating results and financial condition.

Competition For Real Property Investments May Increase Costs and Reduce Company Returns

Company and Company’s Manager will experience competition for real property investments from various sources including individuals, corporations, and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Company will compete against other potential purchasers of properties of high-quality commercial properties leased to credit-worthy tenants and residential properties and, as a result of the weakened U.S. economy, there may be greater competition for the properties of the type in which Company will develop. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This competition may result in Company paying higher prices to acquire and develop properties than it otherwise would, or Company may be unable to acquire properties that Company’s Manager believes meet Company’s investment objectives and are otherwise desirable investments. This in turn could result in a material adverse effect on the Company’s operating results and financial condition.

In addition, Company’s properties may be located close to properties that are owned by other real estate investors and that compete with Company for tenants or buyers. These competing properties may be better located and more suitable for desirable tenants than Company’s properties, resulting in a competitive advantage for these other non-Company properties. This competition may limit Company’s ability to lease its residential units or commercial space, increase its costs of securing tenants, limit its ability to charge rents and/or require it to make capital improvements it otherwise might not make to its properties. As a result, Company may suffer reduced cash flow and suffer a material adverse effect on the Company’s business, operating results and financial condition.

Risks of Real Property Ownership that Could Affect the Marketability and Profitability of the Properties

There is no assurance that Company’s real properties will be profitable or that cash from operations will be available for distribution to its Members, including the Company, which in turn may decrease the distributions the Company may be able to make to Investors. Real property, like many other classes and types of long-term investments, historically has experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of Company real property interests. The marketability and value of real property will depend upon many factors beyond the control of the Company, including (without limitation):

1.	Changes in general or local economic conditions;

2.	Changes in supply or demand of competing real property in an area (e.g., as a result of over-building);

3.	Changes in interest rates;

4.	The promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;

5.	Condemnation and other taking of real property by the government;

6.	Unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a real property difficult;

7.	Unexpected environmental conditions;

8.	Financial condition of tenants, ground lessees, ground lessors, buyers and sellers of real property;
9.	Changes in real estate taxes and any other operating expenses;

10.	Energy and supply shortages and the resulting increases in operating costs or the costs of materials and construction; and

11.	Various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and
12.	Imposition of unfavorable tenancy laws or government-mandated rent controls.

Environmental Regulation and Issues, Certain of Which the Company May Have No Control Over, May Adversely Impact the Company’s Business

Federal, State, City and local environmental laws, ordinances and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the use, or sale of real property. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties and may therefore adversely affect Company specifically, and the real estate industry in general. A current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Failure by Company Manager to uncover and adequately protect against environmental issues in connection with the acquisition or development of real property may subject Company to liability as the buyer of such real property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

Liability for environmental issues can be imposed even if the original actions were legal and Company had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the development and ownership of properties, Company may be potentially liable for compliance-related costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of the Company. Company may also be held responsible for the entire payment of the liability if Company is subject to joint and several liability and the other responsible parties are unable to pay. Further, Company may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. Insurance for such matters may not be available. This in turn could result in a material adverse effect on the Company’s business, operating results and financial condition

Americans with Disabilities Act (ADA) Compliance

Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company or in which it makes a property investment may not be in full compliance with the ADA. If a property is not in compliance with the ADA, then the Company may be required to make modifications to such property to bring it into compliance, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur which could result in a material adverse effect on the Company’s business, operating results and financial condition.

Adverse Weather Events Could Cause Property Damage, Increase Costs or Delay Projects

Real property owned or invested in by Company may experience adverse weather events, such as but not limited to extended extreme low-temperature freezing or surface water flooding, which could cause direct or indirect damage to Company’s real estate assets or materially delay development and construction projects. Direct or indirect damage caused during adverse weather events may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for Company and reduce profitability or asset values. Even in the event insurance policies cover the event causing property damage or loss(es), the expense of any applicable deductible and the damage repair or loss of property use may not be fully covered by insurance, and the value of Company’s asset(s) will be reduced by any such loss(es). Company may be required to expend funds to remedy damage to real property, delay or increase cost of development or construction, or possibly abandon the development of real property. Adverse weather events could result in a material adverse effect on the Company’s business, operating results and financial condition.

Loss of Property Utilities Could Cause Property Damage and Increase Costs

Company real property may experience short-term or long-term loss of utilities such as electric, natural gas, potable water, wastewater sewer and storm sewer systems. In the event there is a loss of electric or natural gas utilities during a sustained period of below-freezing temperatures, the loss of heating systems could cause direct or indirect damage to Company’s real estate assets. Similarly, failure of a storm sewer system not owned or controlled during a high-rainfall event may cause flooding either in the vicinity of, on or inside a Company property thereby causing direct or indirect damage to the Company’s real estate assets due to flooding that may not be covered by an insurance policy. Lastly, loss of electricity for an extended period of time can shut down air-conditioning systems such that humidity levels increase and allow for the conditions conducive to mold growth. Such direct or indirect damage may require unanticipated repairs, maintenance, and tenant dislocation, all of which could increase costs for Company and reduce its profitability. Insurance policies may cover the event causing property, though the expense of any deductible and the damage repair or loss of property use is not fully covered by insurance, the value of Company’s asset(s) will be reduced by any such loss(es). Loss of utilities could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate May Develop Harmful Mold, Which Could Lead to Liability for Adverse Health Effects and Costs of Remediating the Problem

Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the excessive moisture condition remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of Company’s properties could require Company to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose Company to liability from its tenants, employees of such tenants and other third parties if property damage or health concerns arise. Mold-related liabilities could result in a material adverse effect on the Company’s operating results and financial condition.

Real Estate May Contain Radon Gas, Which Could Increase Maintenance Costs or Costs of Remediation

Radon is a naturally-occurring radioactive gas caused by the degradation of uranium in soil, found in low-average concentrations in ambient air, can increase in concentration inside an enclosed structure and recognized as a cause of lung cancer. Laws regarding testing and disclosure of radon-related information known to a property owner or landlord to prospective buyers or tenants are different in, and specific to, each state. The US Environmental Protection Agency (USEPA) has set an indoor air concentration of 4.0 pCi/L as a threshold at which remedial action to lower the indoor air concentration should be instituted. While no uniform radon testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel radon testing and remediation systems where conditions require compliance. Future radon-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company’s operating results and financial condition.

Real Estate May Contain Lead Pipes or Lead-based Paint, Which Could Increase Maintenance Costs or Cause Liability for Adverse Health Effects and Costs of Remediation

Lead pipes, pipe fittings, fixtures and solder were commonly utilized throughout the United States prior to being banned in 1986. Lead-based paint was commonly utilized in and on structures throughout the United States prior to it being banned from production and use in 1978. Lead is a serious health-hazard for humans of all ages, especially children, with predominant exposure routes being ingestion or inhalation. Ingestion sources can come from the metal leaching from pipes and fixtures into domestic water or lead-based paint chips and dust. Inhalation sources can come from lead-based paint chips and dust. Property containing lead-based paint or lead pipes are suitable residences and businesses but require additional maintenance programs and procedures to limit the potential for lead exposure to occupants. Excessive lead exposure to occupants at any of Company’s properties could require Company to undertake a costly remediation program to contain or remove the lead source from the affected property. In addition, the presence of significant lead-exposure sources could expose Company to liability from its tenants, employees of such tenants and other third parties if property damage or health concerns arise. In extreme circumstances, properties with high-lead exposure rates can be declared health hazards and their use, or remediation requirements, governed by applicable state agencies.

Property owners and landlords, agents and property managers are required to disclose any information the property owner possesses related to the existence of lead-based paint in a property constructed prior to 1978 and they may face material financial sanctions for noncompliance with the disclosure requirements. Lead-related liabilities or sanctions could result in a material adverse effect on the Company’s business, operating results and financial condition.

Real Estate May Contain Asbestos, Which Could Increase Maintenance Costs or Cause Liability for Adverse Health Effects and Costs of Remediation

Many products commonly utilized in construction projects throughout the United States contained asbestos prior to manufacturing limitations and the ban on certain uses being promulgated in the 1970s and 1980s. Asbestos-containing material (ACM) product categories include, but not limited to, roofing, siding, flooring, insulation, drywall-finishing, decorative-surface finishes and heating systems. Asbestos is a health-hazard and known carcinogen with predominant exposure being through inhalation. Inhalation sources are generally recognized as the release fibers and dust from ACM during maintenance, repair and renovation activities. Property containing ACM are suitable residences and businesses when the ACM remains in good condition or encapsulated but also require additional maintenance programs and procedures to limit the potential for asbestos exposure to occupants, employees and workers.

While no uniform ACM testing, disclosure or remediation requirements currently exist across all states, some states and financial institutions do require or compel testing for the presence of ACM under certain circumstances and the USEPA provides guidance on the institution of an operations and maintenance plans for ACM where they have been identified. Demolition or renovation activities at a property that include disturbing ACM require actions of licensed professionals including health and safety protocols, remediation and proper disposal of the ACM at additional costs beyond the proposed construction activity. Future asbestos-related compliance activity, liabilities or potential sanctions could result in a material adverse effect on the Company’s operating results and financial condition. Asbestos exposure to occupants or employees at any Company property could require Company to undertake a costly remediation program to contain or remove the asbestos source from the affected property. In addition, significant exposure to asbestos could expose Company to liability from its tenants, Company employees, employees of tenants and other third parties if property damage or health concerns arise. Asbestos-related property management, remediation, liabilities or sanctions could result in a material adverse effect on the Company’s business, operating results and financial condition.

Terrorist Attacks or Other Acts of Violence or War May Affect the Industry in Which the Company Operates, its Operations, and its Profitability

Terrorist attacks may harm Company’s results of operations and indirectly a Class A interest investment. There can be no assurance that there will not be more terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property Company owns or that secure its loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in Company’s properties due to the adverse effect on the economy and thereby reduce the value of Company’s properties, which in turn could result in a material adverse effect on the Company’s business, operating results and financial condition.

Company Will be Subject to Risks Related to the Geographic Location of the Property it Acquires, Develops, Operates or Makes Investments

Company intends to acquire, develop, improve, lease, and eventually sell real estate assets. If the commercial or residential real estate markets or general economic conditions in the geographic area of a Company property declines, Company may experience a greater rate of default by tenants on their leases with respect to properties in this area and the value of the properties in the geographic area could decline. Any of these events could materially adversely affect the Company’s business, financial condition or results of operations.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know and identify all risks to the Company which may arise in the future. In particular, Investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, and/or global economic factors and/or real estate trends; (iii) the capacity, circumstances, and relationships of partners of Affiliates, the Company or the Manager; (iv) general changes in financial or capital markets, including (without limitations) changes in interest rates, investment demand, valuations, or prevailing equity or bond market conditions; or (v) the presence, availability, or discontinuation of real estate and/or housing incentives.

Potential Conflicts of Interest

Manager of the Company are also owners and Members or managers or Officers of Company and Manager affiliates, such as the property management company that will manage the Company’s real estate assets, and the real estate development company that will be managing development work on the Company’s assets. See “Affiliates” below. The Manager and Manager affiliates are permitted to devote their time to these Affiliates to the detriment of the Company if deemed reasonable or necessary by the Manager and the Members, Officers and employees of Manager. See also “Conflicts of Interest” below.

COVID-19 and Future Pandemics

In December 2019, the 2019 novel coronavirus (“Covid19”) surfaced in Wuhan, China. The World Health Organization (“WHO”) declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, have initiated travel restrictions. On May 5, 2023, the WHO declared Covid19 is now an established and ongoing health issue which no longer constitutes a public health emergency. The final impacts of the outbreak, and economic consequences, are unknown and still evolving. The Covid19 health crisis adversely affected the U.S. and global economy, resulting in an economic downturn. A similar new pandemic occurrence could impact demand for the Company’s services. The future impact of the outbreak remains highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus or other rapidly transmitted viruses.

Properties Developed by Company may be Subject to Changes in Governmental Rules and Regulations

Changes in governmental rules and regulations or enforcement policies affecting the development, use or operation of any of the Company properties, including changes to building, fire or health and safety codes, may occur which could have adverse consequences to Company and Company properties. Changes in government policies could result in a material adverse effect on the Company’s operating results and financial condition.

Company could be negatively impacted by cyber security threats, attacks and other disruptions.

The Company may face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could materially adversely affect the Company’s business, results of operations and financial condition.

Tax Risks to Investors Due to Company Structure and Designations

There are a number of substantial federal income tax risks relating to the intended business of Company and which affect the advisability or suitability in investing in Units of this Offering. Any prospective purchaser of the Class A Interests should review the Operating Agreement in detail with their own tax advisors to understand the effects of the terms defined therein. No rulings have been sought from the Internal Revenue Service (IRS) with respect to any tax-related matters and each potential Investor should consult his, her or the entity’s own tax advisor as to the relevant tax considerations and as to how those considerations may affect any investment and to determine whether an investment in Company is a suitable investment for that person or entity. Set forth below are some of the tax risks relating to an investment in Company and this list is intended to be informative through not all-inclusive regarding tax-related matters. POTENTIAL INVESTORS ARE NOT TO CONSTRUE ANY OF THE CONTENTS OF THIS OFFERING CIRCULAR AS TAX ADVICE AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS RELATING TO AN INVESTMENT IN COMPANY.

Significant and fundamental changes in the federal income tax laws have been made in recent years and additional changes are likely in the future. Any such change may affect Company and the Members. Moreover, judicial decisions, regulations, or administrative pronouncements could unfavorably affect the tax consequences of an investment in the Company.

Treasury Regulations under Section 7701 of the Internal Revenue Code of 1986, as amended provide that a domestic business entity, other than a “corporation,” may elect whether to be treated as a partnership or an association (taxable as a corporation) for federal income tax purposes. Treasury Regulation Section 301.7701-2(b) defines “corporations” to include corporations denominated as such under applicable law, associations (that elect to be classified as such), joint stock companies, insurance companies, and other business entities, not including partnerships. Under a default rule in the Treasury Regulations, partnerships formed under a state statute, such as the Company, are treated as partnerships for federal income tax purposes, unless such entities affirmatively elect to be treated as associations taxable as corporations. Company will not elect to be treated as an association nor taxable as a corporation for federal income tax purposes.

The proper federal income tax treatment of all Company items will be determined at the member level. Adjustments, if any, resulting from a Company audit will result in corresponding adjustments of Company items reflected on the Members’ own tax returns. In addition, a Member will be designated as the “Tax Matters Member,” in the Operating Agreement and, as such, has primary responsibility for member level matters involving the IRS, including the power to extend the statute of limitations for all members as to Company items.

Each Investor/member must include in his, her or the entity’s gross income for federal income tax purposes his distributive share of Company’s income. Such income is subject to taxation without regard to whether any cash or property is distributed to such member. Taxable income may exceed distributable cash because of differences in timing and possible expenditure of cash for nondeductible items. Taxable income also may exceed distributable cash because of amounts paid by Company to lenders to repay principal on any Company borrowings.

RISKS RELATED TO EMPLOYEE BENEFIT PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Interests, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Class A Interests on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Class A Interests, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Class A Interests constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

DILUTION

Seventy-five thousand (75,000.0) Class A Interests of the Company are authorized and unissued prior to this Offering. They are offered at a price of one thousand dollars ($1,000.00) per Class A Interest and will, in aggregate, represent seventy percent (70%) of the equity interests in the Company.

One thousand (1,000.0) Class B Interests were authorized and issued to the Manager, PRC Incorporated, at the founding of the Company for no consideration. The Class B Interests, in aggregate, represent thirty percent (30%) of the equity interests in the Company. Class B Interests are not offered to the public in this Offering.

As a result, the relative value of the Class A Interests of the Company issued through this Offering will be immediately diluted by thirty percent (30%).

The Company may engage in other financing activities including future equity raises. In the event the Company sells equity securities subsequent to an Investor’s purchase of Class A Interests through this Offering or future offerings, the Investor’s proportionate ownership of the Company will be diluted.

PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to www.prcequityfund.com (the “Portal”) to invest. The Company has engaged Texture Capital, Inc. (“Texture”), an independent FINRA broker-dealer to assist with the Class A Interest sales in exchange for a one (1%) commission fee on the aggregate Class A Interest sales and a five percent (5%) Direct Sales commission fee for capital directly raised by Texture up to $20,000,000 of Class A Interests, Direct Sales commission fee not to exceed $1,000,000, for a total sales compensation amount to Texture not to exceed $1,750,000. The Offering is conducted on a best-efforts basis. No Commissions or any other renumeration for the Class A Interest sales will be provided to the Company, the Manager, the Directors, any Officer, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended.

The Company will not limit or restrict the sale of the Class A Interests during this twelve (12) month Offering. No market exists for the Class A Interests and no market is anticipated or intended to exist in the near future, therefore there is no plan to stabilize the market for any of the securities to be offered.

The Manager of the Company and the Directors, Officers, and employees of the Manager are primarily engaged in the Company’s business of real estate development and management, and none of them are, or have ever been, brokers nor dealers of securities in the United States. The Manager and the Directors, Officers, and employees of Manager will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Manager and the Directors, Officers, and employees of Manager are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Director, Officer, or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Director, Officer, or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Director, Officer, or employee is an associated person of a broker or dealer; (4) the Directors, Officers, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Director, Officer, or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Director, Officer, or employee will participate in selling this Offering after more than twelve (12) months from the Effective Date of the Offering.

Texture has agreed to act as an administrative broker-dealer to assist with this Offering. Texture is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. However, Texture has agreed to use their best efforts to arrange for the sale of the Class A Interests offered through this Offering Circular.

The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential Investors, the internet, social media, and any other means of widespread communication.

This Offering Circular will be furnished to prospective investors via download twenty-four (24) hours per day, seven (7) days per week on the Company’s website at www.prcequityfund.com and via of the EDGAR filing system.

The following table shows the total discounts and commissions payable to Texture in connection with this Offering by the Company:

	Price Per Unit	Total Offering
Public Offering Price	$1,000.00	$75,000,000.00
Placement Agent Commissions	$10.00	$750,000.00
Proceeds, Before Expenses	$990.00	$74,250,000.00

Other Broker-Dealer Terms

Texture has also agreed to perform the following services in exchange for the compensation discussed above:

  Act as the Broker of Record for SEC Form 1-A, FINRA Rule 5110 filing,
  Assist with use of the Client Platform website where potential and current Investors begin the process of on-boarding/investing by entering their interest, required personal information and review and sign all Offering related documentation,
  Review of the Client Platform and other marketing materials to advise on compliance with applicable securities regulations,
  Coordination with the registered transfer agent, escrow agent, and legal partners of the Company.
  Direct Sales of the Offering to prospective investors,
  Performing Anti-Money Laundering (AML)/Know Your Customer (KYC) checks on all Investors and,
  Providing other financial advisory services normal and customary for Regulation A offerings as may be mutually agreed upon by Texture and the Company.

In addition to the compensation described above, there will be a one-time consulting fee (“Consulting Fee”) of ten thousand dollars ($10,000.00), due and payable upon execution of the Broker-Dealer Agreement. The Consulting Fee will cover expenses anticipated to be incurred by the firm such as due diligence expenses, working with the Company’s counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A).

The Company will also be responsible for all FINRA filing fees associated with the offering (Filing Fees). The Filing Fees are estimated to be eleven thousand seven hundred fifty dollars ($11,750.00), comprising the one-time FINRA standard document fee ($500.00), plus 0.015% of the proposed maximum aggregate offering of seventy-five million dollars ($75,000,000) equaling an additional eleven thousand two hundred fifty dollars ($11,250.00).

SELLING SECURITYHOLDERS

There are no selling securityholders in this Offering.

USE OF PROCEEDS

The net proceeds to the Company from the sale of up to seventy-five thousand (75,000.0) Class A Interests offered at an offering price of one thousand dollars ($1,000) per Class A Interest will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, the Company expects to incur Offering expenses estimated at approximately two hundred thousand dollars ($200,000.00) for legal, accounting, marketing and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class A Interests. There is no guarantee that the Company will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds the Company raises in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

Company intends to use the Proceeds from the Offering it receives as follows:

	Minimum	25%	50%	75%	100%
Class A Interests Sold	1,000	18,750	37,500	56,250	75,000
Gross Proceeds	$ 1,000,000	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Offering Expenses (1)	$ 100,000	$ 205,000	$ 330,000	$ 455,000	$ 580,000
Selling Commissions and Fees (2)	$ 10,000	$ 187,500	$ 375,000	$ 562,500	$ 750,000
Net Proceeds	$ 890,000	$18,357,500	$36,795,000	$55,232,500	$73,670,000
Asset Management Fee (3)	$ 17,800	$ 367,150	$ 735,900	$ 1,104,650	$ 1,473,400
Property Acquisition and Development Expenses (4)(5)	$ 630,025	$13,363,928	$26,863,591	$40,333,253	$53,802,916
Acquisition and Pre-Development Fee (6)	$ 3,913	$ 83,192	$ 166,855	$ 250,517	$ 334,180
Project Development Fee (7)	$ 18,262	$ 388,230	$ 778,655	$ 1,169,080	$ 1,559,505
Disposition Fee (8)	$ 0	$ 0	$ 0	$ 0	$ 0
Working Capital (9)	$ 100,000	$ 1,875,000	$ 3,750,000	$ 5,625,000	$ 7,500,000
Legal and Accounting (10)	$ 20,000	$ 375,000	$ 750,000	$ 1,125,000	$ 1,500,000
Dividend Reserve Account (11)	$ 100,000	$ 1,875,000	$ 3,750,000	$ 5,625,000	$ 7,500,000
Total Use of Proceeds	$ 1,000,000	$18,750,000	$37,500,000	$56,250,000	$75,000,000

(1)	These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, marketing costs, our interim financial statements, and our legal costs. It is expected that the Company will reimburse these expenses to the Manager without interest or fee. The Manager will only request reimbursement once the Company has raised more than $1,000,000 and will limit such fees to $100,000 should only $1,000,000 be raised.
(2)	The Company intends on paying selling commissions or fees in the amount equal to one percent (1%) to Texture for all capital raised and potentially five percent (5%) for capital raised directly by efforts of Texture for a total compensation amount not to exceed $1,750,000.
(3)	The Manager or its designated affiliate(s) will receive an Asset Management Fee of two percent (2%) of the total book value of Company assets under management. The Asset Management Fee shall be paid no more frequently than monthly, at the sole discretion of the Manager. It is anticipated that the Asset Management Fee will be paid from cash generated from operations.
(4)	We plan to primarily acquire land to develop student housing to capitalize on the Manager’s existing relationship with Texas A&M University System whereby Texas A&M will master lease student-housing projects we develop. We also intend to purchase multi-family properties but will consider opportunistic commercial real-estate assets such as self-storage, warehouse and industrial, office, and retail properties with the proceeds from this Offering.

(5)	The capital expenditure ratio is assumed to be twenty percent (20%) for real property asset acquisition and eighty percent (80%) development or improvement of real property assets acquired by Company.
(6)	The Manager will be paid a three percent (3%) Acquisition and Pre-Development Fee based on the acquisition price of real property at time of acquisition by Company.
(7)	The Manager will be paid three and one-half percent (3.5%) Project Development Fee based on the project development cost.
(8)	The Manager will be paid a two percent (2%) Disposition Fee based upon the sale price of a real-estate asset at time of disposition by Company.
(9)	The Manager will be reimbursed for actual operating expenses related to the operations of the Company. These expenses will include payroll, travel, general office and cost of professional services.
(10)	Costs for accounting and legal fees associated with being a Regulation A reporting company for the next twelve (12) months. It is anticipated that these costs will be paid from cash generated from operations.
(11)	The Company will pay an annual dividend of ten percent (10%), while dividends are intended to be paid from profitable business operations of the Company, the Company will maintain a reserve account equal to approximately ten percent (10%) of the invested amount (Gross Proceeds) at all times.

Offering Expenses Detail

	Minimum	25%	50%	75%	100%
Class A Interests Sold	1,000	18,750	37,500	56,250	75,000
Legal Fees	$ 50,000	$ 50,000	$ 50,000	$ 50,000	$ 50,000
Accounting Fees	$ 20,000	$ 20,000	$ 20,000	$ 20,000	$ 20,000
Organization and Blue-Sky Fees	$ 5,000	$ 5,000	$ 5,000	$ 5,000	$ 5,000
Transfer Agent Fees	$ 1,500	$ 5,000	$ 5,000	$ 5,000	$ 5,000
Other Professional Fees	$ 4,000	$ 8,000	$ 8,000	$ 8,000	$ 8,000
Technology Costs	$ 7,500	$ 7,500	$ 7,500	$ 7,500	$ 7,500
Marketing	$ 12,000	$ 109,500	$ 234,500	$ 359,500	$ 109,500
Total Offering Expenses	$ 100,000	$ 205,000	$ 330,000	$ 455,000	$ 580,000

As of May 22, 2024, the Manager has incurred approximately sixty thousand dollars ($60,000.00) on behalf of the Company for Offering-related expenses and this outstanding balance will be paid to the Manager regardless of the number of Class A Interests sold. The Offering expenses are comprised of legal and accounting expenses, printing and transfer agent fees.

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

DESCRIPTION OF THE BUSINESS

Summary

PRC Equity Fund I, LLC is a newly formed company created for the specific purpose of identifying and acquiring a diverse portfolio of real estate assets throughout the United States. It is expected that the Company will focus on Student Housing and both Class A and Class B multi-family properties, the Company will also consider and seek business opportunities in commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

The Business Plan

Student-housing and Multi-family Residential Properties

PRC Equity Fund I, LLC’s purpose is to acquire a diverse portfolio of productive real estate assets and the Manager intends to initially search for and focus Company investment efforts on viable properties located within the State of Texas to leverage an existing business relationship of the Manager with the Texas A&M University System. The Texas A&M University System consists of eleven (11) universities, eight (8) state agencies and the RELLIS Campus located in Brazos County, Texas. The Company’s intention is to expand the Manager’s existing relationship with Texas A&M University System with the goal of developing and operating either on-campus or off-campus student housing which would be subject to a “Master Lease” for the property between the Company and the Texas A&M University System. The Master Lease arrangement allows for a contract arrangement providing a long-term, stable tenancy for a Company property with generally guaranteed rent payments to the Company from the Texas A&M University System entity.

The Company intends to identify prospective properties for acquisition as student-housing or multi-family residential properties that are income producing and will possess a positive cash flow immediately upon, or soon after, acquisition. The Company further intends to focus on high-demand areas that offer opportunities for guaranteed rent, high barriers to entry or public private partnerships that may significantly mitigate risk, thereby giving the Company an instant competitive advantage. By focusing on developing student housing for universities that are backed by an investment-grade, credit-worthy University System, the Company will seek to develop similar projects for smaller Universities while being backed by a major, investment-grade University System. Additionally, the Company intends to purchase properties that will appreciate in value over an expected hold period of seven (7) to ten (10) years. It is expected that the investments will appreciate due to superior locations and increased net operating income, over time.

The Company intends to fund real estate development opportunities wherein the Company will acquire land and develop the property to contain a multi-family or Student Housing project, operated and rented by the Company, to include in the Company’s Master Lease portfolio and relationship with the Texas A&M University System. Upon stabilization of the developed asset, the Company would possess the opportunity to either sell the asset to institutional investors or, in some cases, the Company may decide to sell the business operations to a national non-profit organization and retain the real property (land) and proceed to lease the land to the business-acquiring non-profit, with the goal of creating a continuous cash flow stream to the Company in the form of ground lease revenue.

Real Estate Investment Life Cycle

The life cycle of a multi-family and commercial real estate property varies dependent upon individual property characteristics, but generally all properties experience separate periods of development, stabilization, and value decline. The art of real estate investment is determining at what age in the property-life cycle to invest and ultimately when to exit or dispose of the property. A large part of being an effective real-estate investor is knowing when to dispose of the property and not hold ownership of the property too long and into the value-decline phase. It is the view of the Manager that understanding and capitalizing on each period will allow the Company to maximize returns to investors. The Company intends to operate for approximately ten (10) years executing the business plan and at which time the Manager intends to begin to employ a variety of property exit strategies to potentially enable the Company to begin distributing capital account balances back to the Members. Ideally, at or around ten (10) years, the Company will begin to either sell or refinance properties that have appreciated in value.

Evaluation Criteria and Acquisition Targeting

For acquisitions, Project investments may be individual or multiple properties and will generally consist of Class A & B assets with 200 to 500 units and range in price from $20-$175 Million. Generally, the Fund will seek opportunities which meet the following criteria:

Type of Investment	Income
Acquisition Cap Rate	6%+
Pro-Forma Cap Rate	8%+
Cash on Cash at Purchase	3%
Cash on Cash at Pro-Forma	12%+
Leverage	60% - 80%
IRR based on 10-Yr Hold	17%
Existing Occupancy	80-100%
Capital Improvement	Minimal to $15,000/unit

The Company Manager will use its extensive professional network and highly specialized criteria for identifying, quantifying and qualifying investment opportunities. The Manager intends to saturate its extensive relationships and comprehensive network of developers, banks, brokers, and other financial institutions in each target market to establish a strong market presence of the Company and attempt to identify the very best opportunities in the target markets. The Manager’s established and maintained network will provide robust target-market intelligence, strengthening our ability to identify properties within the Company’s criteria, often before entering into a market. This local network of professionals with deep knowledge of and experience with our target asset classes in the target markets, we feel, gives the Company a competitive and strategic advantage. The goal of Manager is to identify the right property in the right market and potentially acquire it before it even hits the general market.

Due Diligence and Additional Financing

When the Company identifies a potential location or an existing developed property, it will seek to negotiate a master lease agreement with the Texas A& M University System to provide additional student housing at that location. Upon the execution of either a letter of intent or actual executed master-lease agreement, the Company will execute a contract to purchase the real property, place an escrow deposit to be held with the designated escrow agent, attempt to secure the necessary financing, and begin the due diligence process for the proposed acquisition. The Company and Manager will take the time necessary to complete all its due diligence to the property including, but not limited to, site inspections, reviewing all property encumbrances, leases, income and expenses, as well as possible lenders and terms for a first mortgage on the property. After the due diligence process has been completed, the Manager will determine whether the prospective property is suitable or not for the Company, in the Manager’s sole discretion. If property is determined to not be suitable for the Company, the Company will cancel the contract and continue looking for the next appropriate business opportunity.

Once the Proceeds of this Offering have been fully invested, the Company expects our debt financing will be in the range of approximately sixty percent (60%) to eighty percent (80%) of the aggregate value of real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate. Debt financing may be used from time to time for development projects, property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of total debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than sixty percent (60%) or more than eighty percent (80%) of the value of such property and investment or the value of the assets owned by such entity, depending on market conditions and other factors. The Company intends to limit borrowing or debt-burden to no more than eighty percent (80%) of the value of Company assets.

Joint Venture and Partnerships

The Company may acquire properties or other real estate-related investments from, or invest, co-invest, joint venture or participate with, affiliates of our Manager or other real estate developers and investors, as determined by the Manager in its sole discretion. The Manager has relationships with real-estate entrepreneurs (“sponsors”) with whom it may, in some limited circumstances, seek to co-invest, joint venture or otherwise participate in certain investments that either the Company identifies, or the sponsor identifies. In the event of such co-investments or participation, including transactions with affiliates, the Manager will seek to secure such investments on behalf of the Company that are within the investment criteria and return goals of the Company. However, in some instances, these sponsors may require a right to receive a priority or pari-passu of return. In such event, the Manager will have the discretion to decide if the projected returns to the Company, after risk adjusting for such priority, warrant proceeding with the investment.

When and if the Manager utilizes its relationships with such sponsors, separate promote structures may be established between the Manager and the co-investor or participant, which may directly benefit the Manager or an affiliate of the Manager, separate from any compensation the Manager may earn as Manager of the Company. Any separate benefit shall be paid directly to the Manager or by the co- investors and participants, and not from Company funds or its Manager.

Company Value Accretive Activities

The Company intends to hold properties with the purpose of increasing their asset values prior to sale of the property. The Company intends to use an affiliate management company to cure inefficiencies in the property management, cure deferred-maintenance property defects, improve property-maintenance programs, and deploy strategic capital upgrades aimed at increasing property income and thereby enhancing investor returns. The increase in cashflow should result in an increase in property valuation such that the Company may sell or refinance the property for a profit at its proposed time of disposition. The Company does not intend to acquire properties or projects that require extensive construction or rehabilitation, but rather properties that will provide positive cash flow immediately or soon after the acquisition. The Company will look to maximize the asset’s cash flow until sale, refinance or other disposition. The Company will also analyze market conditions and support the investment with multiple exit strategies to optimally exit each investment.

Refinancing/Disposition

The Company does not intend to acquire or develop real property unless it has a clear disposition strategy to return Company capital and a potential return on investment. In the event that the company cannot sell the subject property on acceptable terms in the discretion of the Manager, the Company may opt to refinance the property to access proceeds for the purposes of operating capital, additional investment capital or proceeds distributable to Members.

Additional Real Estate Investment Classes

Company will also consider and seek business opportunities and investment in additional commercial real estate assets such as self-storage, warehouse and light industrial, office, and retail properties. The Company intends to seek and focus upon commercial properties that are cash flow positive immediately upon, or soon after, acquisition. Additional commercial real estate opportunities are subject to Public Private Partnerships with a Texas-based university system who should minimize operational or development risk.

Company will also consider and seek investments in debt securities backed by commercial real estate assets. Debt securities will be underwritten by Pioneer Realty Capital LLC, a lending firm owned by the Manager. Loans shall be underwritten pursuant to the following underwriting guidelines:

•	Maximum Loan-to-Value no more than 80%
•	Loan term of one-year with the option of one 6-month extension
•	Minimum debt yield of 10%
•	Minimum interest rate of the wall street prime rate plus 5%
•	Maximum Loan Amount of $20,000,000

BANKRUPTCY AND LEGAL PROCEEDINGS

The Company has not been part of any bankruptcy, receivership, or similar proceedings.

The Company is not part of any legal proceedings, including proceedings that are material to the business or the financial condition of the Company.

AFFILIATES

The following entities are affiliated with the Company, and are owned and managed by the Manager of the Company or a Director, Officer of the Manager of the Company ("Affiliates"):

PRC Incorporated. PRC Incorporated is the Manager of the Company and is owned 100% by Charles Williams.

Pioneer Realty Capital, LLC. Pioneer Realty Capital, LLC is an Affiliate of the Company and is owned 100% by Charles Williams.

PRC CRE Investments, LLC. PRC CRE Investments, LLC will perform property management services for the real estate assets owned by the Company via an agreement with PRC Incorporated, and is 100% owned by Charles Williams.

CONFLICTS OF INTEREST

The following transactions may result in a conflict between the interests of an Investor and those of the Manager or its Affiliates:

PRC, Incorporated, as Manager of Company, will receive compensation for its services pursuant to the “Manager Fee Schedule” (below) and may be paid a greater amount than the fees listed. The potential conflict is mitigated by limiting any such greater amounts to what is reasonable and not in excess of the customary management fees which would be paid to an independent third party in connection with the development and management of such real estate.

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include the following:

1.	Our Manager manages other investment opportunities and funds outside of the Company including those that have similar investment objectives as the Company;
2.	The Manager will most likely enlist the services of a related third-party in order to manage our assets. The negotiation for the compensation for the services that the third-party provides will be at market rates;
3.	The terms of our Operating Agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length;
4.	Our Members may only remove our Manager for “cause” following the affirmative vote of Members holding no less than seventy-five percent (75%) of the Class A interests. Unsatisfactory financial performance does not constitute “cause” under the terms of the Operating Agreement;
5.	We rely on our Manager’s Director, Officers and employees who act on behalf of our Manager to identify suitable investments for the Company while other funds and entities similarly rely on these same key real-estate professionals to perform the same task. Our Manager has in the past, and expects to continue in the future, to offer other investment opportunities including offerings that acquire or invest in student housing and/or multi-family real estate, commercial real estate or real estate equity investments, and other select real estate-related assets;
6.	The third-party entities that Manager may have a relationship with separate from the Company may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include some of the following non-exhaustive examples:
•	the investment objectives and criteria of our Manager and other entities;
•	the cash requirements of our Manager and other entities;
•	the effect of the investment on the diversification of our Manager’s and other entities’ portfolio by type of investment, and risk of investment;
•	the policy of our Manager and other entities relating to leverage;
•	the anticipated cash flow of the asset to be acquired;
•	the income tax effects of the purchase on our Manager or the other entities;
•	the size and timing of the investment required; and
•	the amount of funds available to our Manager or the other entities.

7.	If for any reason, in the opinion of our Manager, any prospective business opportunity available to the Company is determined to be more appropriate for another entity other than the Company, the Manager may decline the business opportunity on behalf of the Company and offer the investment to such entity;
8.	Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the Company and other investment opportunities, no Member or Manager of the Company nor any Director, Officer or employee of Manager or the affiliates of Manager has any duty, responsibility or obligation to refrain from:
•	engaging in the same or similar activities or lines of business as the Company;
•	doing business with any potential or actual tenant, lender, seller, purchaser, supplier, customer or competitor of the Company;
•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, sellers, purchasers, suppliers or customers of the Company;
•	establishing material commercial relationships with another person or business entity; or
•	making operational and financial decisions that could be considered to be detrimental to the Company.
9.	In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one entity more than another or limit or impair the ability of any entity to pursue business opportunities. In addition, other third parties may require as a condition to their arrangements or agreements with or related to any one particular program that such arrangements or agreements include or not include another program, as the case may be. Any of these decisions may benefit one program more than another;
10.	Our Manager, and any Director, Officer or employee of Manager, or any the affiliates of Manager could be offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to this Offering and may make investments in real estate assets for their own respective accounts, whether or not those investments are competitive with our business;
11.	Our Manager, and any Director, Officer or employee of Manager, or any affiliates of Manager will not be required to disclose any profits or fees or other compensation they may receive from any other business they own separately from the Company, and Members will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, any Director, Officer or employee of Manager, or any affiliates of Manager for their own benefit;
12.	The Company may form a joint-venture or partnership with Manager or an entity which is controlled or affiliated with the Manager which may cause a direct benefit to the Manager or an affiliate of the Manager that is separate from any compensation the Manager may earn as Manager of the Company;
13.	The Company may engage the Manager or affiliates of the Manager to perform services at prevailing market rates, determined in the sole discretion of the Manager. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; and,
14.	The Manager, the Directors, Officers and employees of the Manager and the affiliates of Manager are not required to devote all of their time and efforts to our affairs.

FIDUCIARY RESPONSIBILITY OF THE MANAGER

A manager of a Nevada limited liability company may be accountable to the Company as a fiduciary and consequently must exercise good faith and fair dealing when handling the Company's affairs. The Operating Agreement specifies to the extent that, at law or in equity, the Manager or any other indemnitee would have duties (including fiduciary duties) to the Company, to any Member, to any Person who acquires an interest in the Company or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth within the Operating Agreement. This is a rapidly developing and changing area of the law and Investors who have questions concerning the duties of the Manager relative to the Company and its Members should consult with their legal counsel.

Exculpation. The Manager may not be liable to the Company or its Members for errors in judgment or other acts or omissions not amounting to fraud, bad faith or willful misconduct, since provision has been made in the Company's Operating Agreement for exculpation of the Manager when the Manager reasonably believed to be acting in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct. Similarly, Manager is not liable for the negligence, dishonesty or bad faith of any employee, broker or other agent of the Company, provided that such employee, broker or agent was selected, engaged or retained with reasonable care. Therefore, Investors have a more limited right of action available to them than they would absent the limitation specified in the Operating Agreement. Further, disputes regarding the operation of the Company shall be subject to mediation and if necessary thereafter binding arbitration as set forth in the Operating Agreement.

Indemnification. The Operating Agreement provides for indemnification of the Manager by the Company for liabilities it incurs in dealings with other Members or third parties on behalf of the Company so long as the Manager or such other Persons reasonably believed to be acting in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct. The Manager and its shareholders, officers, directors, employees and agents and the employees and agents of the Company shall be entitled to be indemnified and held harmless by the Company, at the expense of the Company, against any loss, expense, claim or liability (including reasonable attorneys’ fees, which shall be paid as incurred) resulting from the assertion of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, including claims or legal proceedings brought by a third- party or by Members, on their own behalf or as a Company derivative suit, so long as the party to be indemnified acted in good faith and in a manner which such party reasonably determined to be in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct; provided, that any such indemnity shall be paid solely from the assets of the Company. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities Exchange Commission, such indemnification is contrary to the public policy and therefore unenforceable with respect to alleged securities law violations.

Pursuant to the Operating Agreement, the Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under Nevada law or under any other applicable law or in equity. The Manager shall not have any duty (including any fiduciary duty) other than the duties of a good faith and fair dealing Member to the Company, or any other Member or Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are expressly waived.

DESCRIPTION OF PROPERTY

The Company does not currently own any business personal property or real property of any material significance. The Company does not currently lease any business personal property or real property.

The Company intends to begin building its real property portfolio and assets through the Proceeds of this Offering as soon as the funds are released from escrow when the gross Proceeds exceed the Minimum Offering Amount.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

The Company's first twelve (12) months plan of operations will entail directing approximately one hundred (100%) of the net proceeds received through this Offering to initiating Company business operations and execution of the business plan, starting as soon as the Minimum Investment Amount is reached. The Company will employ the funds it receives from the Company in the manner described in the “Use of Proceeds” section above. Please refer to the “Use of Proceeds” and “Description of the Business” sections for a detailed discussion of how the Company intends to execute the Plan of Operations.

OFFICERS AND SIGNIFICANT EMPLOYEES OF MANAGER

Name	Age	Title
Charles Williams	57	Chief Executive Officer and President
Brandon Jones	43	V.P. Real Estate Development
J.C. Shelley	34	V.P. Investor Relations

Business Experience of Executives and Manager

Charles Williams

President and Chief Executive Officer

Charles Williams is the Founder of PRC, Incorporated, the Fund’s Manager, and PRC CRE Investments, LLC, the Manager’s acquisition arm. Mr. Williams has 30 years of experience investing in commercial real. He currently manages a student housing development which is master leased to Texas A&M University on behalf of Prairie View A&M University. Mr. Williams also owns future development sites for student housing and multifamily. Mr. Williams studied Engineering at DeVry University, graduating in 1986 and went on to earning an MBA with a concentration in accounting and business finance.

Brandon Jones

V.P. Real Estate Development

Brandon Jones joined Pioneer Realty Capital, LLC six (6) years ago as a financial analyst. Eventually Mr. Jones was promoted to the real estate development team and within two (2) years was promoted to V.P. of Real Estate Development. Mr. Jones has participated in and completed almost $50,000,000 in student-housing development projects. Mr. Jones earned a bachelor’s degree in general business from Stephen F. Austin University and earned an MBA from Louisiana State University with a focus on Business Finance. Mr. Jones also holds a private pilot license.

J.C. Shelley

V.P. Investor Relations

J.C. Shelley joined Pioneer Realty Capital, LLC four (4) years ago as a member of the capital acquisitions/originations team. Prior to joining the firm, Mr. Shelley spent more than five (5) years in the banking industry advising bank client on investment strategies and insurance options. Mr. Shelly has been instrumental in developing a potential investor pool of more than one thousand five hundred (1,500) potential investors. Mr. Shelley majored in Business Administration at the University of Memphis.

Nature of Family Relationship

There are no familial relationships between members or persons within the Company.

No Bankruptcy, Investigations, or Criminal Proceedings

The Company and none of the Company Manager’s Directors, Officers or employees have been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of the Officer, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

COMPENSATION OF THE MANAGER AND AFFILIATES

The Manager will not receive salaries or compensation from the Offering Proceeds within their roles as Manager of the Company.

The Manager entity will receive fees for the operation of the Company, as described below. The Officers of the Manager and any Affiliates will then be compensated through the Manager entity.

Manager Fee Schedule

Asset Management Fee - The Manager or its designated affiliate(s) will receive an Asset Management Fee equal to two percent (2%) of the total book value of assets under management. The Asset Management Fee shall be paid no more frequently than monthly at the sole discretion of the Manager. It is anticipated by Company’s Manager that Asset Management Fees will be paid from cash generated from Company operations.

Acquisition and Pre-Development Fee - The Manager will be paid a three percent (3%) Acquisition and Pre-Development Fee based on the final acquisition price of a Company real property asset. The Acquisition and Pre-Development Fee will be due and owing by Company to Manager after the closing of the real property transaction.

Project Development Fee - The Manager will be paid a three and one-half percent (3.5%) Project Development Fee based on the total project development, rehabilitation or improvement costs attributable to improvement of a Company real property asset. The Project Development Fee will be due and owing by Company to Manager at the completion of the real property development or rehabilitation project.

Disposition Fee - The Manager will be paid a two percent (2%) Disposition Fee based on the final disposition price of a Company real property asset including upon liquidation of the Company or the sale of all or substantially all of the Company’s assets. The Disposition Fee will be due and owing by Company to Manager after the closing of the real property transaction.

Manager Share of Company Profit Distributions – The Manager, as sole owner of Class B Interests in the Company, is entitled to receive and will receive thirty percent (30%) of the total Company profits available for distribution in accordance with the Operating Agreement. Of the Company total profits available for distribution to Members, seventy percent (70%) of Company profits will be distributed to the Class A Members, as a group, pro rata based upon each Investor’s relative Class A Membership Interest and the remaining thirty percent (30%) balance of Company total profit to the Class B Member, Manager.

Manager Costs and Expense Reimbursement

The Manager shall be reimbursed by the Company for all expenses, fees, or costs incurred on behalf of the Company, including, without limitation, organizational expenses, legal fees, filing fees, accounting fees, out of pocket costs of reporting to any governmental agencies, insurance premiums, travel, costs of evaluating investments and other costs and expenses.

Manager Offering Cost Reimbursement

As of May 22, 2024, the Manager has incurred approximately sixty thousand dollars ($60,000) of expenses on behalf of the Company for offering expenses and this outstanding balance will be paid by the Company to the Manager regardless of the number of Class A Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees.

Compensation to Affiliates

Manager will engage and utilize affiliates of Manager and Company to perform various service on behalf of Company such as performing real property due diligence efforts, real property administration, and real property management and maintenance. Any affiliate utilized by Manager will be compensated by Manager for any activity performed for the benefit of the Company based upon then current market rates for any services rendered to the Company by the affiliate. The affiliate will also be reimbursed by Manager for the reasonable expenses incurred by the affiliate while performing services for the benefit of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table contains certain information as of the Effective Date as to the number of voting Interests beneficially owned by (i) each person known by the Company to own beneficially more than ten percent (10%) of the Company’s Interests, (ii) each person who is a Manager of the Company, (iii) all persons as a group who are Managers and/or Officers of the Company, and as to the percentage of the outstanding Interests held by them on such dates and as adjusted to give effect to this Offering.

As of the date of this Offering there are no option agreements in place providing for the purchase of the Company’s Class A Interests or Class B Interests.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class B Interests	PRC, Incorporated 701 Highlander Blvd., Suite 350 Arlington, Texas 76015	1,000 Interests	-	100%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has not had any related-party transactions within the previous two fiscal years.

FEDERAL TAX TREATMENT

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

Prospective Investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Rules.

Under Section 7704 of the IRS Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the IRS Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses.

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of $3,000. A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by a tax professional selected by the Manager.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Interests, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Interests on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company's Interests, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Interests constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

SECURITIES BEING OFFERED

The securities being offered are equity interests in PRC Equity Fund I, LLC. The equity interests are in the form of LLC membership interests represented by Class A Interests. Class A Interests, as a Class of Company Members, constitute a total equity interest in the Company of seventy percent (70%) with the remaining thirty percent (30%) of equity interest in the Company vesting to Class B Member. To determine the percentage of ownership in the Company for the LLC membership denominated by Class A Interests, calculate the ratio whereby the number of Class A Interests owned by Investor is divided by the total number of outstanding Class A Interests and then the ratio is multiplied by a factor of 0.7. Each Class A Interest is one thousand dollars ($1,000.00.)

By purchasing Interests through this Offering, an Investor will become a Class A Limited Member of the Company and will be granted rights as stated below.*

*Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with Membership in the Company, please see Exhibit 3, “Operating Agreement.” All capitalizations in this section are defined in Article I of the Operating Agreement and all references to Sections or Articles relate to the applicable Section or Article in the Operating Agreement.

The business and affairs of the Company shall be managed, operated and controlled by or under the exclusive direction of the Manager. The Manager shall have full and complete power, authority and discretion for, on behalf of and in the name of the Company to take such actions as the Manager may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval or knowledge of the Members. All decisions of the Company shall be made by the Manager.

DISTRIBUTION RIGHTS

Distributable Cash

The Manager may distribute cash to Members, in amounts and at times solely at its discretion, after withholding sufficient working capital and reserves. Distributions to Members, when made, will be allocated among them in proportion to their Percentage Interests (pro-rata ownership) in the Company as is further defined in the Operating Agreement. The ability of Company to make distributions is expected to be evaluated by Manager on a monthly basis, the Company is unable to anticipate when there may be sufficient cash available for any distributions after investing activities have commenced, at the sole discretion of the Manager. Distributions shall be prorated for each Member in accordance with the time they become a Member of the Company.

Preferred Allocations and Distributions from Net Cash Flow

Distributable Cash, if any, derived from operations of the Company will be made in such amounts and at such times as determined by the Manager in its sole discretion and shall not be disbursed more frequently than monthly. Any actual distributions will follow approximately ten (10) days following the conclusion of the calendar month. Net Cash Flow determined in the sole discretion of Manager as distributable to Members shall be allocated and distributed as follows:

•	First, one hundred percent (100%) of Net Cash Flow shall be paid to Class A Members until they receive an amount equal to a non-compounded per annum Internal Rate of Return (IRR) of ten percent (10.0%) on their respective capital contribution (the “Preferred Return”).
•	Second, seventy percent (70%) of Net Cash Flow shall be paid to the Class A Members, with the remaining thirty percent (30%) to be paid to the Class B Members.

Net Cash Flow is defined in the Operating Agreement as the excess of all cash revenues of the Company relating to the direct or indirect ownership and operations of the Company Properties other than revenue attributable to a Capital Transaction Event, over operating expenses and other expenditures for such fiscal period (including but not limited to present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, including without limitation, the Asset Management Fee, Acquisition and Pre-Development Fee, Project Development Fee, and Disposition Fee) decreased by any amounts added to Reserves during such fiscal period, and increased by (i) the amount (if any) of all allowances for cost recovery, amortization or depreciation with respect to Property of the Company for such fiscal period, and (ii) any amounts withdrawn from Reserves during such fiscal period.

Preferred Allocations and Distributions from Capital Transaction Event

Capital Transaction Event is defined in the Operating Agreement as the sale or refinance of a Property, or sale of substantially all of the assets of the Company or upon dissolution (or net proceeds of refinance or liquidation, as the case may be). Distributable Cash, if any, from a Capital Transaction Event will be limited to Net Capital Proceeds as defined in the Operating Agreement and distributed to Members at such times and in such amounts as the Manager deems advisable in its sole discretion.

Net Capital Proceeds from a Capital Transaction Event may, in the discretion of the Manager except upon the sale of all or substantially all of the assets of the Company, be distributed to the Members. In the event of any such distribution, the net proceeds thereof shall be allocated and distributed as follows:

•	First, Class A Members and Class B Members are entitled to receive all Net Capital Proceeds, until their respective pro-rata Unrecovered Capital Contribution has been reduced to zero dollars ($0.00).
•	Second, one hundred percent (100%) of Net Capital Proceeds shall be paid to Class A Members until they receive all of any owed but unpaid Preferred Return.
•	Third, seventy percent (70%) of Net Capital Proceeds shall be paid to the Class A Members, with the remaining thirty percent (30%) to be paid to the Class B Members.

To be clear, a refinance or disposition of a single property or asset will not be considered a Capital Transaction Event unless such meets the definition provided in the Operating Agreement.

VOTING RIGHTS

Pursuant to this Agreement, a matter relating to the activities and affairs of the Company shall be exclusively decided by the Manager, except as expressly provided below.

1.	Votes Requiring Unanimous Approval of All Members. Unanimous consent of all Company Members is required to:
a)	authorize an act that is not in the ordinary course of the business of the Company;
b)	amend the Articles of Organization of the Company; or,
c)	make substantive amendments to the Operating Agreement.
2.	Votes Requiring Approval of a Supermajority of Interests of All Members. A vote of Members holding not less than three-quarters or seventy five percent (75%) of Class A and Class B Interests, not including those Interests held by Manager, is required to issue a Notice to Perform or remove the Manager for Cause (see the definition of “Cause” in Article 4.6.3 of Exhibit 2, the Operating Agreement).
3.	Votes Requiring Approval of a Majority of Interests of All Members. A vote of Members holding not less than fifty percent (50%) of each class voting as a class is required to:
a)	admit one or more Additional Members the Company through additional Units;
b)	approve any loan to Manager or any guarantee of a Manager’s obligations; or,
c)	amend the Operating Agreement in such a way as to change the Preferred Allocations or adversely affect the rights, or interest in the capital, distributions, profits, or losses of any Member thereto.
4.	Votes Requiring Approval of a Majority of Interests of Class A Members. A vote of Members holding no less than a majority (50%) of the Class A Interests of the Company is required to approve and appoint new Manager(s) to the Company if Manager resigns, or is removed by the procedure as per (2) above.

LIQUIDATION RIGHTS

Upon the dissolution and termination of the Company the Manager shall proceed to wind up the affairs of the Company. During such winding-up process, the Profits, Losses, and Distributions of the Distributable Cash shall continue to be shared by the Members in accordance with Article 11 of the Operating Agreement.

The proceeds from the liquidation of the Company’s assets will be applied and distributed in the following order:

1.      First, to creditors in the payment and discharge of all of the Company’s Debts and other Liabilities (whether by payment or the making of reasonable provision for payment thereof to the extent required by the Act), including any Member Loans;

2.      Second, to the Members, pro-rata in accordance with their Unrecovered Capital Contributions until such Capital Contributions have been returned in full; and,

3.      Third, in accordance with the profit and loss Allocations as found in Section 7.1.1 of the Operating Agreement.

NO PREEMPTIVE RIGHTS

Class A Members have no preemptive rights to securities made through future offerings.

NO CONVERSION RIGHTS

Class A Members have no conversion rights.

NO REDEMPTION OR WITHDRAWAL PROVISIONS

The Company does not permit Class A Members to redeem Interests or to withdraw from Company membership.

NO SINKING FUND PROVISIONS

The Operating Agreement provides for no sinking fund provisions.

NO LIABILITY TO FURTHER CALLS OR TO ASSESSMENT BY THE ISSUER

The Operating Agreement does not provide for further calls or to assessment by the Company.

RESTRICTIONS ON ALIENABILITY AND TRANSFERS

No transfers of all or any portion of a Class A Member’s Units are permitted either directly or indirectly, by either gift, bequest, mortgage, pledge, or other hypothecation, without the prior written consent of the Manager or the proposed transfer meets the explicit conditions of a Permitted Transfer as defined in Article 9 of the Operating Agreement. Any attempt to transfer any such Interests in violation thereof shall be null and void ab initio.

REPORTS TO MEMBERS AS REQUIRED BY THE OPERATING AGREEMENT

As soon as practicable after the end of fiscal year, but in no event later than one hundred twenty (120) days after the end of such fiscal year, the Manager shall provide to each Member Audited financial statements of the Company as of the end of and for such fiscal year, including a Statement of Assets, Liabilities, and Members’ Equity and statement of operations, together with the report thereon of the Company’s independent certified public accountant or accounting firm, and a statement of properties of the Company, including the cost of such properties.

No later than March 31st of each year, the Company will provide Members a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Internal Revenue Service Code (“IRS Code”), together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year, and such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare federal and state income tax returns.

As soon as practicable after the end of each semi-annual period, but in no event later than ninety (90) days following the end of each such period, the Manager shall prepare and e-mail, mail or make available on its secure website, to each Member (i) the Company’s unaudited financial statements as of the end of such fiscal semi-annual and for the portion of the fiscal year then ended, (ii) a statement of the properties of the Company, including the cost of all properties, and (iii) a report reviewing the Company’s activities and business strategies for such period. The Manager shall cause the Company reports to be prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Liabilities of the Members under the Operating Agreement and State Law

Except as expressly set forth in the Operating Agreement or required by law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. Similarly, except as expressly set forth in the Operating Agreement or required by law, no Manager shall be personally liable for any debt, obligation, or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Manager of the Company.

Further, except as otherwise provided by the Operating Agreement or expressly required by law, a Member, in the Member’s capacity as such, shall have no liability in excess of (i) such Member’s Capital Account and share of any undistributed profits of the Company, (ii) such Member’s obligations to make other payments pursuant to the obligation to make capital contributions to the Company hereunder which shall be an obligation strictly among and enforceable by the Members, and no third party shall be a third-party beneficiary thereof, and (iii) the amount of any distributions wrongfully distributed to such Member.

Additionally, to the extent that, at law or in equity, the Manager or any other indemnitee would have duties (including fiduciary duties) to the Company, to any Member, to any Person who acquires an interest in the Company or to any other Person bound by the Operating Agreement, all such duties (including fiduciary duties) are eliminated in the Operating Agreement, to the fullest extent permitted by law, and replaced with the duties expressly set forth within the Operating Agreement.

Neither the Manager, nor their shareholders, officers, directors, employees or agents, shall have any liability whatsoever to the Company or to any Member for any loss suffered by the Company or any Member which arises out of any action or inaction of the Manager or any of their shareholders, officers, directors, employees or agents, so long as the Manager or such other Persons acted in good faith and in a manner which the Manager or such other Persons reasonably believed to be in or not opposed to the best interests of the Company and did not constitute fraud, bad faith or willful misconduct.

PART F/S

 Interim Financial Statements
January 1, 2025 through June 30, 2025

Unaudited

$

PRC EQUITY FUND I, LLC
Balance Sheet
As of June 30, 2025 (Unaudited)

ASSETS
Current Assets
Bank Accounts
Cash	4,648.68
Total for Bank Accounts	$ 4,648.68

Accounts Receivable
Other Current Assets
Total for Current Assets	$ 4,648.68

Fixed Assets
Phase II Land and Development	8,500,000.00
Total for Fixed Assets	$ 8,500,000.00

Other Assets

Total for Assets	$ 8,504,648.68

LIABILITIES AND EQUITY

Liabilities
Current Liabilities
Accounts Payable
Credit Cards
Other Current Liabilities
Expenses Paid by Pioneer	- 440,500.00
Loan from Shareholder	65,550.00
Total for Other Current Liabilities	- $ 374,950.00
Total for Current Liabilities	- $ 374,950.00

Long-term Liabilities
Phase II Promissory Note	- 951,102.00
Total for Long-term Liabilities	- $ 951,102.00

Total for Liabilities	- $ 1,326,052.00

Equity
Fund Investment	135,559.10
Opening Balance Equity	8,504,630.15
Shareholder Investment	1,306,337.05
Retained Earnings	- 56,440.35
Net Income	-59,385.27
Total for Equity	$ 9,830,700.68

Total for Liabilities and Equity	$ 8,504,648.68

PRC EQUITY FUND I, LLC
Profit and Loss
For the period from January 1 through June 30, 2025 (unaudited)

Income	-
Cost of Goods Sold	-
Gross Profit	-

Expenses
Commissions & Fees	10,000.00
Dividend Disbursements	7,811.00
Fund Admin Fees	350.00
General Business Expenses
Bank Fees & Service Charges	34.87
Total for General Business Expenses	$34.87

Legal & Accounting Services	$ 3,605.00
Legal Fees	$ 27,584.40
Total for Legal & Accounting Services	$ 31,189.40

Sales & Marketing	10,000.00
Total for Expenses	$ 59,385.27

Net Operating Income	- $ 59,385.27

Other Income	-
Other Expenses	-
Net Other Income	-

Net Income	- $59,385.27

o

PRC EQUITY FUND I, LLC
Statement of Cash Flows For the period from January 1 - June 30, 2025 (unaudited)

OPERATING ACTIVITIES
Net Income	- 59,385.27
Adjustments to reconcile Net Income to Net Cash provided by operations
Expenses Paid by Pioneer	- 440,500.00
Loan from Shareholder	7,800.00
Total for Adjustments to reconcile Net Income to Net Cash provided by operations	- $ 432,700.00
Net Cash Provided by Operating Activities	- $ 492,085.27

INVESTING ACTIVITIES
Phase II Land and Development	- $ 8,500.000.00
Net Cash Provided by Investing Activities	- $ 8,500,000.00

FINANCING ACTIVITIES
Fund Investment	135,559.10
Opening Balance Equity	8,500,000.00
Phase II Promissory Note	- 951,102.00
Shareholder Investment	1,306,337.05
Net Cash Provided by Financing Activities	$ 8,990,794.15

NET CASH INCREASE FOR PERIOD	- $ 1,291.12

Cash at Beginning of Period	$ 5,939.80

CASH AT END OF PERIOD	$ 4,648.68

Audited Financial Statements
May 22, 2024 (inception) through December 31, 2024

Independent Auditor’s Report

To the Manager of

PRC EQUITY FUND I, LLC

Opinion

We have audited the accompanying financial statements of PRC EQUITY FUND I, LLC (the “Company”), which comprise the balance sheet as of December 31, 2024, and the related statements of operations, changes in member's deficit, and cash flow for the period from May 22, 2024 (inception) to December 31, 2024 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the related statements of operations, changes in member's deficit, and cash flow for the period from May 22, 2024 (inception) to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

·	Exercise professional judgment and maintain professional skepticism throughout the audit.
·	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
·	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
·	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
·	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements include no assets or equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management's plans regarding those matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida
April 28, 2025

PRC EQUITY FUND I, LLC
Statement of Financial Position
For the period from May 22, 2024 to December 31, 2024

ASSETS
Current Assets
Cash	$ 1,310.00
Total Current Assets	$ 1,310.00

Total Assets	$ 1,310.00

LIABILITIES AND MEMBER'S DEFICIT
Current Liabilities
Member Payable	$ 97,179.00
Total Current Liabilities	$ 97,179.00

Total Liabilities	$ 97,179.00

Members' Deficit
Class A Units, no par, 75,000 authorized, 0 issued and Outstanding as of December 31, 2024	-
Class B Units, no par, 32,142 authorized, 0 issued and Outstanding as of December 31, 2024
Retained Deficit	$ (95,869.00)
Total Member’s Deficit	$ (95,869.00)

Total Liabilities and Member’s Deficit	$1,310.00

The accompanying notes are an integral part of this financial statement.

t

PRC EQUITY FUND I, LLC
Statement of Operations
For the period from May 22, 2024 to December 31, 2024

Revenue
Total revenue		$ -

Expenses
Operating Expenses
	Legal Fees	$ 45,000.00
	Brokerage Fees	$ 21,750.00
	Accounting Fees	$ 3,605.00
	Bank Fees & Service Charge	$ 85.00
	Start-up Expense	$ 425.00
	Postage	$ 151.00
	Transfer Agent Fees	$ 7,000.00
	Sales and Marketing	$ 17,853.00
Total Operating Expenses		$ 95,870.00

Loss from Operations		$ (95,870.00)
Other Income (Expenses)		-
Net Loss		$ (95,870.00)

The accompanying notes are an integral part of this financial statement.

e

PRC EQUITY FUND I, LLC
Statement of Cash Flows
For the period from May 22, 2024 to December 31, 2024

Cash Flows from Operating Activities
Net Loss	$ (95,869.00)
Adjustments to reconcile net loss
to net cash used in operating activities:
operating activities:
Net Cash used by Operating Activities	$ (95,869.00)

Cash Flows Flows from Financing Activities
Proceeds from members payable	$ 97,179.00
Net Cash provided by financing activities	$ 97,179.00
Net Increase in Cash	-

Cash at beginning of year	-
Cash at end of year	$ 1,310.00

Supplemental Disclosure of Cash Flow Information
Cash paid during year for interest	$ -
Cash paid during year for income taxes	$ -

The accompanying notes are an integral part of this financial statement.

PRC EQUITY FUND I, LLC
Statement of Members' Deficit
For the period from May 22, 2024 to December 31, 2024

	Class A Unit $0 Par Value	Class B Unit $0 Par Value	Retained Deficit	Total

May 22, 2024	-	-	$ -	$ -

Net Loss	-	-	$ (95,870.00)	$ (95,870.00)

December 31, 2024	-	-	$ (95,870.00)	$ (95,870.00)

The accompanying notes are an integral part of this financial statement.

PRC EQUITY FUND I, LLC

Notes to Financial Statements December 31, 2024

Note A – Description of Business and Summary of Significant Accounting Policies

Nature of Operations

PRC EQUITY FUND I, LLC was organized on May 22, 2024 as a Nevada Limited Liability Company to develop and acquire various commercial real estate assets.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Financial Instruments

The Company's financial instruments consist primarily of cash and investments. The carrying value of the financial instruments are considered to be representative of their respective fair value.

Revenue Recognition

The Company recognizes revenue from rental income and the sale of real estate assets.

Income Taxes

PRC Equity Fund I, LLC, with the consent of its members, has elected to be taxed as a partnership. In lieu of income taxes, the members of partnerships are taxed on their proportionate share of the Company's taxable income, Therefore, no provision or liability for income taxes has been included in the financial statements. Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Subsequent Events

Management has evaluated subsequent events through December 31, 2024, the date the financial statements were available to be issued.

Note B – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period from May 22, 2024, through December 31, 2024 the Company incurred a net loss of approximately $96,000 and had negative cash flows from operations in the amount of approximately $96,000. These matters raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note C – Member Payable

As of December 31, 2024, the Company owed approximately $96,000 to the manager of the organization. The payable is due on demand and has no interest rate.

Note D – Member’s Deficit

As of December 31, 2024, there were 75,000 A Units authorized and none issued and 32,142 B units authorized and none issued.

Profit and Loss Allocation

Allocations of net profits and losses, as determined for each taxable year of the Company, shall be allocated among the members pro rata in proportion to their ownership of the membership interest, as outlined in the Operating Agreement.

Distributions

Distributable cash from operations, as defined in the Operating Agreement, shall be determined at such times and in such amounts by the Managing Member. Members shall receive distributions at the same time without preference or priority of anyone member, and distributed to the members after certain priority payments have been made, as outlined in the Operating Agreement.

Note E – Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Note F – Subsequent Events

Management has evaluated events and transactions that have occurred since December 31, 2024 and reflected their effects, if any, in these statements through April 28, 2025, the date on which the financial statements were available to be issued.

EXHIBIT INDEX

Exhibit 2: Articles of Organization*

Exhibit 3: PRC Equity Fund I, LLC Operating Agreement*

Exhibit 4: Form of Subscription Agreement*

Exhibit 8: Form of Escrow Agreement*

Exhibit 11: Accountant’s Consent

Exhibit 12: Attorney Letter Certifying Legality*

Exhibit 13: Testing the Waters Material*

* As filed with the initial Form 1-A on September 17, 2024

SIGNATURE PAGE

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Texas on October 3, 2025.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

PRC Equity Fund I, LLC

701 Highlander Blvd., Suite 350

Arlington, Texas 76015

By: PRC, Incorporated, Manager

Name: Charles Williams

Title: CEO

Date: October 3, 2025

Location signed: Arlington, Texas

This Offering Statement has been signed by the following principals in the capacities and on the dates indicated:

 /s/Charles Williams

Charles Williams, CEO of the Manager of the Company

Date: October 3, 2025

Location Signed: Arlington, Texas

 /s/ Quinneckia Holden

Quinneckia Holden, Controller of the Manager of the Company, and principal accounting officer

Date: October 3, 2025

Location Signed: Arlington, Texas